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                        SECURITY AGREEMENT AND ASSIGNMENT


         THIS SECURITY AGREEMENT AND ASSIGNMENT (THE "AGREEMENT") is dated as of July 7, 1999 and is entered into by and among SHARED TECHNOLOGIES CELLULAR, INC., a corporation organized under the laws of the State of Delaware, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Debtor") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business located at 225 Franklin Street, Boston, Massachusetts 02110 (the "Secured Party").

         NOW THEREFORE, in consideration of the provisions herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                 I. DEFINITIONS

         1.1. "ACCOUNTS" shall mean "accounts" within the meaning of SECTION 9-106 of the Code and, to the extent not otherwise included therein, all Contract Rights, accounts receivable, instruments, documents and chattel paper; any other obligations or indebtedness owed to the Debtor from whatever sources arising; all rights of the Debtor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of the Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Debtor as unpaid sellers of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired.

         1.2. "CODE" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the Commonwealth of Massachusetts.

         1.3. "COLLATERAL" shall have the meaning assigned to it in SECTION 2.1 of this Agreement.

         1.4. "CONTRACT RIGHTS", shall mean all rights to payment or performance under a Contract not yet earned by performance and not evidenced by an instrument or chattel paper, for which monies are due or to become due for services rendered or goods sold.

         1.5. "CONTRACT" OR "CONTRACTS" shall mean all contracts, agreements and other undertakings of any nature whatsoever pursuant to which the Debtor has entered into a sale or agreement to sell or provide goods or services now or in the future, and for which monies are due or to become due.
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         1.6. "DEBTOR'S ADDRESS" shall mean any of 100 Great Meadow Road, Suite
104, Wethersfield, Connecticut 06109 and Suite 1100, 100 Constitution Plaza, Hartford, Connecticut 06103, and 149 Weldon Parkway, Suite 109, Maryland Heights, Missouri.

         1.7. "DOCUMENTS" shall mean "documents" within the meaning of SECTION 9-105(1)(f) of the Code.

         1.8. "EQUIPMENT" shall include "equipment" within the meaning of
SECTION 9-109(2) of the Code and, to the extent not otherwise included therein, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Debtor now owned or hereafter acquired by the Debtor, and used or acquired for use in the business(es) of the Debtor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor; and all cash or non-cash Proceeds thereof.

         1.9. "EVENT OF DEFAULT" shall mean an Event of Default set forth in
SECTION 7.1 hereof.

         1.10. "FIXTURES" shall mean "fixtures" within the meaning of SECTION 9-313(1)(a) of the Code and, to the extent not otherwise included therein, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of any kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor.

         1.11. "GENERAL INTANGIBLES" shall mean "general intangibles" within the meaning of SECTION 9-106 of the Code and, to the extent they arise from the sale of goods or services or are used in connection with the production of Inventory, all tax refunds and other claims of the Debtor against any Governmental Authority, and all choses in action, assignment of proofs of claim in bankruptcy proceedings, web sites, domain names, insurance proceeds, goodwill, patents, copyrights, trademarks, trade names, customer lists, formulae, trade secrets, all general intangibles and documents and Investment Property, whether now owned or hereafter acquired, service marks, other intellectual property rights, permits, rights, franchises, contract rights and other intangible property, licenses, designs, computer software, research and literary rights, all instruments, securities, Investment Property, cash and property, owned by the Debtor or in which the Debtor has an interest, which now or hereafter at any time are in the possession and control of the Secured Party or are in transit by mail or carrier to or from the Secured Party

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or are in the possession of any third party acting on behalf of the Secured
Party, without regard to whether the Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Secured Party had conditionally released the same.

         1.12. "GOVERNMENTAL AUTHORITY" shall mean any instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         1.13. "INVENTORY" shall mean "inventory" within the meaning of SECTION 9-109 (4) of the Code, and to the extent not otherwise included therein, all goods, merchandise and other personal property now owned or hereafter acquired by the Debtor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Debtor's business(es), and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing, including insurance proceeds.

         1.14. "INVESTMENT PROPERTY" shall mean "investment property" within the meaning of SECTION 9-116 of the Code.

         1.15. "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         1.16. "LOAN AGREEMENT" shall mean that certain Loan Agreement of even date herewith between the Debtor and the Secured Party, as the same may from time to time be amended.

         1.17. "OBLIGATIONS" means all indebtedness, obligations and liabilities of the Debtor to the Secured Party of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether or not evidenced by any instrument, agreement or book account, including, without limitation, all obligations of the Debtor under the Loan Agreement and the Note, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from the Debtor to others which the Secured Party may have obtained

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by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to the Debtor or incurred by the Secured Party under this Agreement, or any other document or instrument delivered in connection herewith.

         1.18. "PERMITTED LIENS" means:

                  (a) Liens securing the payment of taxes, either (i) not yet due or (ii) the validity of which is being contested in good faith by appropriate proceedings, and as to which adequate reserves shall have been set aside on the Debtor's books;

                  (b) Liens permitted by the Loan Agreement; and

                  (c) Liens securing the Debtor's payment and performance in accordance with the terms of the Note and the Loan Agreement.

         1.19. "PROCEEDS" shall mean "proceeds" as defined in the Code and, to the extent not otherwise included therein, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty, or other agreement, instrument or undertaking similar to any of the foregoing, payable to the Debtor or any of them from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (d) any products or rents of any of the Collateral.

         1.20. "NOTE" shall mean that certain Revolving Credit Note of the Debtor payable to the order of the Secured Party of even date herewith in the principal amount of $10,000,000.

         1.21. "SECURED PARTY'S ADDRESS" shall mean 225 Franklin Street, Boston, Massachusetts 02110, Attention: Michael S. St. Jean, Vice President.


                         II. GRANT OF SECURITY INTEREST

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         2.1. COLLATERAL AND GRANT OF SECURITY INTEREST. As collateral security for the payment and performance of all of the Obligations, the Debtor hereby grants, assigns, conveys, pledges and transfers to the Secured Party a continuing security interest in the following assets and properties of the Debtor, any and all substitutions therefor and replacements thereof, and any and all additions and accessions thereto whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest, wherever located (all of which are hereinafter collectively referred to as the "Collateral"):

                  (a) All Accounts now existing or arising in the future, whether in the ordinary course of the Debtor's business(es), in connection with the sale of Inventory or otherwise (including, without limitation, (i) all monies due and to become due under any Contract or Account, (ii) any damages arising out of or for a breach or default with respect to any such Contract or Account, (iii) all other amounts from time to time paid or payable under or in connection with any such Contract or Account and (iv) the right of the Debtor to terminate any Contract or to perform and to exercise all remedies thereunder); and

                  (b) All Inventory, whether now owned or hereafter acquired;

                  (c) All Equipment and Fixtures of the Debtor, and all other tangible property of the Debtor, whether now owned or hereafter acquired, and wherever located, and all accessions and additions thereto;

                  (d) All General Intangibles, Documents and Investment Property, whether now owned or hereafter acquired;

                  (e) All ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related data processing software) evidencing an interest in or relating to the foregoing Collateral; and

                  (f) All Proceeds of any and all of the foregoing.

         2.2. POSSESSION OF THE COLLATERAL. Until the occurrence of an Event of Default and the expiration of any applicable cure period, the Debtor may have possession of the Collateral and use the same in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

                       III. REPRESENTATIONS AND WARRANTIES

         The Debtor hereby represents and warrants to the Secured Party, and such representations and warranties shall be continuing representations and warranties so long as any Obligations shall remain outstanding, as follows:

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         3.1. TITLE TO COLLATERAL. Except for the security interest granted hereby and the Permitted Liens, the Debtor has, or in the case of after-acquired Collateral will have, good and marketable title to the Collateral, free from any adverse lien, security interest or encumbrance; and the Debtor will defend the Collateral against all claims and demands of all persons claiming the same or any interest therein.

         3.2. ACCURACY OF STATEMENTS. All warranties, representations, statements and other information furnished to the Secured Party by or on behalf of the Debtor are, or will be when the same are made or furnished, accurate and complete in all material respects.

         3.3. LOCATION OF COLLATERAL. The Collateral, to the extent possible, is or will be kept at the Debtor's business location at the Debtor's Address and the Debtor will give the Secured Party ten (10) days prior written notice of any change in, addition to or discontinuance of the location where the Collateral is kept, and, unless otherwise provided herein, the Debtor will not remove any Collateral from such locations without the prior written consent of the Secured Party.

         3.4. LANDLORD WAIVERS. If the Collateral or any part thereof has been attached to real estate prior to the perfection of the security interest granted hereby, the Debtor will, upon demand of the Secured Party, use their best efforts to furnish to the Secured Party a disclaimer or disclaimers satisfactory to the Secured Party and signed by all persons having an interest in such real estate.

         3.5. FINANCING STATEMENTS. Except as disclosed in the schedules to the Loan Agreement, no financing statement covering any of the Collateral or any of the proceeds thereof is on file in any public office, except financing statements in favor of the Secured Party; and, at the request of the Secured Party, the Debtor will join with the Secured Party in executing one or more financing statements pursuant to the Code or comparable law of any jurisdiction, the form and substance of which will be satisfactory to the Secured Party, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Secured Party to be necessary or desirable.

         3.6. TRADE NAMES. Except as set forth on Schedule 3.6 hereto, the
Debtor: (a) does not utilize any trade names in connection with the operation of its businesses; and (b) has not changed its name, been the surviving entity in a merger or acquired any businesses.

         3.7. LEGALLY ENFORCEABLE AGREEMENT. To the knowledge of the Debtor, after the exercise of reasonable due diligence, this Agreement and any document or instrument delivered in connection herewith, and the transactions contemplated hereby or thereby, have been duly authorized, executed and delivered; and this Agreement and such other documents and instruments constitute valid and legally binding obligations of the Debtor and are enforceable against the Debtor in accordance with their respective terms, except

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to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and except as certain remedies thereunder may be subject to equitable principles.


                              IV. GENERAL COVENANTS

         The Debtor hereby covenants and agrees that so long as any of the Obligations remain outstanding:

         4.1. SALE OF COLLATERAL. Except as provided in SECTION 5.1.1 hereof, the Debtor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of the Secured Party. Notwithstanding the foregoing, and without limitation thereto, the Debtor shall be entitled to receive any dividends, distributions or other payments to Debtor pursuant to the SmarTalk Claims (defined in SECTION 6.4 hereof) so long as Debtor is not in default hereunder and so long as Debtor retains all of such dividends, distributions or payments for use as working capital in the Debtor's business.

         4.2. INSURANCE. The Debtor shall possess and maintain insurance at all times as set forth in Section 5.13 of the Loan Agreement.

         4.3. TAXES AND ASSESSMENTS. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to its income or the profits therefrom, as well as all claims thereon of any kind (including claims for labor, materials and supplies), except that the Debtor shall not be required to pay such charge when due if:

                  (a) the validity thereof is being contested in good faith by appropriate proceedings;

                  (b) such proceedings do not permit any sale, forfeiture or loss of any of the Collateral or any interest therein; and

                  (c) such charge is adequately reserved against in accordance with generally accepted accounting principles consistently applied.

         4.4. DEFENSE OF COLLATERAL. The Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right on or to the Collateral, other than the Lien created hereunder and the Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the Liens, claims and demands of all other parties.

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         4.5. ACCESS. The Secured Party shall, at reasonable times and upon reasonable notice, have complete access, during normal business hours, to all of the books, correspondence and records of the Debtor relating to the Collateral. The Secured Party or its representatives may examine such books, correspondence and records, take extracts therefrom and make photocopies thereof, and the Debtor hereby agrees to render to the Secured Party, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall, at reasonable times and upon reasonable notice, have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use, or otherwise protecting the Secured Party's interest therein. So long as Debtor is not in default hereunder, such access and inspections to be conducted quarterly, at Debtor's expense.

         4.6. NOTICE OF LOSS OR DEFAULT. The Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Debtor shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or provision of notice or both, an Event of Default under this Agreement, and shall promptly inform the Secured Party of any events or changes in the financial condition of the Debtor occurring since the date of the last financial statements of the Debtor delivered to the Secured Party, which, individually or cumulatively when viewed in light of prior financial statements, may result in a material adverse change in the financial condition of the Debtor.

         4.7. ADDITIONAL INSTRUMENTS. At any time and from time to time upon request of the Secured Party, the Debtor shall execute and deliver to the Secured Party, in form and substance satisfactory to the Secured Party, such documents and chattel paper as the Secured Party shall deem necessary or desirable to perfect or maintain perfected the security interest of the Secured Party in the Collateral or which may be necessary to comply with the provisions of the law of the Commonwealth of Massachusetts or the law of any other jurisdiction in which the Debtor may then be conducting business or in which any of the Collateral may be located.

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                   V. SPECIFIC REPRESENTATIONS, WARRANTIES AND
                    COVENANTS WITH RESPECT TO THE COLLATERAL

         With respect to the Collateral, the Debtor hereby represents, warrants and covenants with the Secured Party, as follows:

         5.1. INVENTORY. As to the Inventory:

         5.1.1. The Debtor shall not sell, lease or otherwise transfer any interest in the Inventory, provided that the Debtor may, until an Event of Default occurs and any applicable cure period expires, hold, process, sell, use or consume the Inventory in the ordinary course of its business, provided, however, that any sale or transfer made in partial or total satisfaction of a debt shall not be considered in the ordinary course of business.

         5.1.2. The Debtor shall keep current stock, cost and sales records of the Inventory, accurately itemizing and describing the types and quantities of the Inventory and the cost and selling price thereof; and all books, records and documents relating to the Inventory are and will be genuine, complete and correct.

         5.1.3. None of the Inventory is or at any time or times hereafter will be, stored with a bailee or consignee without the prior written consent of the Secured Party.

         5.1.4. The Debtor shall, at the Secured Party's request, deliver to the Secured Party any and all evidence of ownership of, certificates of title to or other documents evidencing any interest in, any and all of the Inventory.

         5.2. ACCOUNTS. As to the Accounts:

         5.2.1. Accounts constituting a portion of the Collateral and all papers and Documents relating thereto are genuine and in all respects what they purport to be; the same are valid and subsisting and arise out of bona fide sales of goods, or out of or for services heretofore rendered by the Debtor to the account debtors and each of them; and the amount of the Accounts represented by the Debtor's records as owing by each such account debtor, except for normal cash discounts, is not disputed, and except for such normal cash discounts, is not subject to any set-offs, credits, deductions or counter charges. Similar representations and warranties will be assumed to exist as to Accounts hereafter arising, except with regard to set-offs, credits, deductions, counter charges and disputes as to which the Debtor gives prompt written notice to the Secured Party.

         5.2.2. Following the occurrence and during the continuance of an Event of Default, and following the expiration of any applicable cure period, the Secured Party shall have the right, in its own name or in the name of the Debtor, to demand, collect, receive, sue for, compromise and give acquittance for any and all amounts due or to become due on the

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Accounts constituting a portion of the Collateral and to endorse the name of the
Debtor on all commercial paper given in payment or partial payment thereof, and in its discretion, to file any claim or take any other action which the Secured Party may deem necessary or appropriate to protect, preserve and realize upon its security interest in the Accounts and the Proceeds thereof.

         5.2.3. Following the occurrence and during the continuance of an Event of Default, and following the expiration of any applicable cure period: (i) the Secured Party shall have the right to notify any and all account debtors to make payment thereof directly to the Secured Party; but to the extent the Secured Party does not elect to so notify said account debtors, the Debtor shall continue to collect the Accounts; and (ii) all proceeds of the Accounts, in whatever form received by the Debtor, shall be immediately delivered by the Debtor to the Secured Party in the form received by the Debtor, and until so delivered, the Debtor agrees that all sums so collected shall be the property of the Secured Party, held in trust by the Debtor for the Secured Party, and shall not be commingled with the Debtor's other funds; provided, however, that the Secured Party, in its discretion and to such extent and for such periods, if any, as it sees fit, may authorize the Debtor to use or retain some or all of the sums so collected from such Accounts for other purposes. Proceeds transmitted to the Secured Party may be handled and administered by the Secured Party in and through a remittance account or similar mechanism; but the Debtor hereby acknowledges that the maintenance of such an account is solely for the convenience of the Secured Party in facilitating its own operations, and that the Debtor has not and shall not have any right, title or interest in said account or in the amounts at any time appearing to the credit thereof. Except to the extent the Secured Party may from time to time in its discretion release proceeds to the Debtor for use in their respective businesses, all proceeds received by the Secured Party shall be applied to the due and payable indebtedness secured hereby, but the Secured Party need not apply nor give credit for any item included in such proceeds until the Secured Party has received final payment thereof at its office in cash or solvent credit accepted by the Secured Party as such.

         5.2.4. If any Account arises out of a purchase order or other Contract with the United States or any other Governmental Authority, which purchase order or Contract provides for aggregate payments to the Debtor of One Thousand Dollars ($1,000) or more, the Debtor shall immediately notify the Secured Party thereof in writing and shall execute any instruments furnished by the Secured Party and reasonably necessary to provide that: (a) all monies due or to become due under such purchase order or other Contract shall be assigned to the Secured Party; and (b) notice of such assignment shall be given to such Governmental Authority under the Federal Assignment of Claims Act or other applicable law or regulation.

         5.2.5. The Debtor shall provide to the Secured Party, at its request, from time to time: (a) confirmatory assignment schedules, (b) copies of all invoices relating to the Accounts, (c) evidence of the shipment or delivery of the Inventory, and (d) such further

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information and/or schedules as the Secured Party may reasonably require, all in a form satisfactory to the Secured Party.

         5.3. EQUIPMENT. As to the Equipment:

         5.3.1. The Debtor shall keep and maintain all Equipment in good operating condition and repair, shall make all necessary repairs thereto and replacement of parts thereof so that the value and operating efficiency of such Equipment shall at all times be maintained and preserved; and the Debtor shall keep complete and accurate books and records with respect to the Equipment, including maintenance records.

         5.3.2. The Debtor shall deliver to the Secured Party any and all certificates of title (and any other regulatory evidence of title) to, any and all of the Equipment.

         5.3.3. The Debtor shall not, without the prior written consent of the Secured Party, sell, offer to sell, lease or in any other manner dispose of any of the Equipment, other than the sale of obsolete Equipment in the ordinary course of business.


                       VI. SECURED PARTY'S APPOINTMENT AS
                                ATTORNEY-IN-FACT

        6.1. APPOINTMENT AND POWERS. The Debtor hereby irrevocably constitutes and appoints the Secured Party, and any officer or agent thereof, with full power of substitution, effective upon the occurrence of an Event of Default and thereafter only so long as the same continues, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name and stead of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Debtor, after an Event of Default and acceleration of the obligations under the Loan Agreement has occurred and, if required under the terms of the Loan Agreement, notice thereof has been given to the Debtor, to do the following:

                (a) To communicate with any party to any Contract or any account debtor with regard to any aspect of any Contract or Account and to ask, demand, collect, receive or give acquittances and receipt for any and all monies due or to become due under any Account or Contract and, in the name of the Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Account or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise

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deemed appropriate by the Secured Party for the purpose of collecting any and all such monies due under any Account or Contract whenever payable;

                (b) To pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

                (c) To effect any required repairs to the Collateral;

                (d) To obtain any insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor;

                (e) To receive payment of and receipt for any and all monies, claims and other amounts due or to become due at any time with respect to or arising out of any Collateral;

                (f) To sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

                (g) To commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right with respect to any of the Collateral;

                (h) To defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

                (i) To settle, compromise or adjust any suit, action or proceeding described in clause (h) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

                (j) Generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party was the absolute owner thereof for all purposes, including, without limitation, the execution of assignments, bills of sale or other instruments of conveyance or transfer with respect to the Collateral; and

                (k) To do, at the Secured Party's option and at the Debtor's expense, at any time or from time to time, all acts or things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interest granted by this Agreement, all as fully and effectively as the Debtor might do.

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        6.2. IRREVOCABLE POWER OF ATTORNEY. The power of attorney granted under
SECTION 6.1 hereof is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.

        6.3. THE SECURED PARTY'S LACK OF DUTY. The Debtor hereby agrees that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

        6.4. SMARTALK CLAIM. Notwithstanding anything to the contrary in this Agreement or any other Loan Document (as defined in the Loan Agreement), the Debtor is expressly authorized hereby, so long as Debtor is not in default under this Security Agreement, to retain full and complete control over the assertion, prosecution, negotiation, settlement, compromise, release or other disposition, whether or not in exchange for consideration, of any and all claims that it now holds or hereafter may hold against SmarTalk TeleService, Inc. or any of the other debtors in the jointly administered cases presently pending in the Bankruptcy Court for the District of Delaware, captioned "In re WorldWide Direct, Inc., et al.," Case Nos. 99-108 to 99-127, whether or not any such claim is evidenced by one or more proofs of claim filed with the Bankruptcy Court at any time, (collectively referred to herein as the "SmarTalk Claim"), and including without limitation the right to retain and pay reasonable compensation to counsel and to incur such other reasonable expenses in connection with the foregoing as may be necessary. Upon request of Debtor in connection with any disposition of the claim or claims referred to in the preceding sentence, or of any portion of such claims, so long as Debtor is not in default under this Security Agreement, Secured Party shall execute such documents and instruments as may be reasonably be required to evidence its consent thereto, all without the payment of any other consideration to Secured Party therefor. Debtor acknowledges and agrees that all of the rights and authority conferred upon in the preceding sentences are subject to Secured Party's security interest in and lien upon all such claims and proceeds, if any, therefrom.

                     VII. EVENTS OF DEFAULT AND ACCELERATION

        7.1. EVENTS OF DEFAULT. The occurrence of any Event of Default (as defined in the Loan Agreement) or the breach of any terms hereunder shall constitute an Event of Default hereunder.

        7.2. ACCELERATION. If any Event of Default shall occur, then or at any time thereafter while such Event of Default shall continue, the Secured Party may declare all Obligations to be immediately due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by the Debtor.

                                 VIII. REMEDIES

        8.1. IN GENERAL. If an Event of Default shall occur and be continuing and any applicable cure period shall have lapsed and the Secured Party shall have accelerated the Debtor's obligations under the Loan Agreement:

        8.1.1. All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Secured Party, shall be segregated from other funds of the Debtor, and shall forthwith, upon receipt by the Debtor, be turned over to the Secured Party in the same form as received by the Debtor (duly endorsed by the Debtor to the Secured Party, if required).

        8.1.2. Any and all such payments so received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for, and/or then or at any time thereafter, applied in whole or in part by the Secured Party against all or any part of the Obligations, in such order as the Secured Party shall elect. Any balance of such payments held by the Secured Party and remaining after payment in full of all of the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

        8.2. THE SECURED PARTY'S RIGHTS AND REMEDIES UPON ACCELERATION. The Debtor hereby agrees that if an Event of Default shall occur and be continuing and the Secured Party shall have accelerated the Debtor's obligations under the Loan Agreement:

        8.2.1. The Secured Party may exercise, in addition to all other rights and remedies granted to it pursuant to this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Secured Party under the Code or under the applicable law of any other jurisdiction, including, without limitation, any jurisdiction where the Collateral may be located.

        8.2.2. Without limiting the generality of the foregoing, the Secured Party, without (to the fullest extent permitted by law) demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of a public or private sale) to or upon the Debtor or any other party (all of which demands, advertisements and/or notices are hereby expressly waived by the debtor, except the notice specified below of the time and place of a public or private sale), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof and/or may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so) or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange or broker's board or at any of the Secured Party's offices or elsewhere, at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

        8.2.3. The Secured Party shall have the right, upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption of the Debtor, which right or equity is hereby expressly waived and released by the Debtor.

        8.2.4. At the Secured Party's request, the Debtor shall assemble the Collateral and make it available to the Secured Party at a place or places which the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere.

        8.2.5. The Secured Party shall retain the net proceeds of the Collateral arising from any collection, sale, recovery, receipt or appropriation, after the payment of all expenses of every kind incurred with regard thereto or incidental to the care, safekeeping or maintenance of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys' fees and legal expenses, for application by it to the payment of the Obligations in such order as the Secured Party shall elect and the Debtor shall remain liable for any deficiency remaining unpaid after such application. After applying such net proceeds in the manner set forth above, and after the payment by the Secured Party of any other amount otherwise required to be paid, the Secured Party shall account for the surplus, if any, to the Debtor.

        8.2.6. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Party must give at least ten (10) days' notice of the time and place of any public or private sale may take place; the Debtor hereby agrees that such notice is reasonable notification of such matters and that no notification need be given by the Secured Party to the Debtor if the Debtor has executed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of such sale or other intended disposition.

        8.2.7. The Debtor shall pay to the Secured Party, on demand, any and all expenses, including all reasonable attorneys' fees and legal expenses, incurred or paid by the Secured Party in protecting or enforcing its rights, powers and remedies hereunder or under any other agreement between the parties.

                                   IX. SET-OFF

        The Secured Party shall, at all times after the occurrence and during the continuance of an Event of Default, have the right to set-off, without notice to the Debtor, any and all deposits or other sums at any time or times credited by or due from the Secured Party to the Debtor, regardless of whether the same are held in a special account or other account or represented by a certificate of deposit (regardless of whether such certificate of deposit is matured or not). Such deposits and other sums shall at all times constitute additional security for the Obligations and may be set-off against all or any part of the Obligations at any time.

                        X. LIMITATION ON SECURED PARTY'S
                     DUTY WITH RESPECT TO CARE OF COLLATERAL

        The Secured Party shall not have any duty as to any Collateral which is not in its possession or control.

                                   XI. NOTICES

        Any demand or notice required or permitted to be given hereunder shall be given and shall be deemed effective in accordance with the notice provisions of the Loan Agreement.

                        XII. RELEASE OF SECURITY INTEREST

        When the Debtor shall have paid and performed the Obligations in full, and shall have also paid to the Secured Party all such further sums as may become due under the terms of this Agreement as hereinafter provided, the Secured Party shall automatically release to Debtor all right, title and interest in and to the Collateral. The Secured Party at any time thereafter, at the request and expense of the Debtor, shall execute such releases and terminations of the security interest in the Collateral to the Debtor in a form suitable for recording by Debtor in the respective Connecticut and Missouri financing statement recording offices.


                            XIII. GENERAL PROVISIONS

        13.1. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

        13.2. NO WAIVER BY THE SECURED PARTY; CUMULATIVE REMEDIES. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to the exercise of any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise, nor any delay on the part of the Secured Party in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law. None of the terms or provisions of this Agreement may be waived, modified, amended or supplemented except by an instrument in writing, duly executed by the Secured Party and the Debtor.

        13.3. SUCCESSORS AND ASSIGNS. Each reference herein to the Secured Party shall be deemed to include its successors and assigns, and each reference to the Debtor or the Secured Party, and any pronouns referring thereto as used herein, shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of the Debtor, all of whom shall be bound by the provisions hereof.

        13.4. GOVERNING LAW. This Agreement is delivered in the Commonwealth of Massachusetts to the Secured Party and the rights, remedies, duties and obligations of the parties hereto and all provisions hereof shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

        13.5. FURTHER INDEMNIFICATION. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to or resulting from any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, provided, however, that Debtor shall not be liable for the Secured Party's bad faith, gross negligence, or wilful misconduct.

        13.6. COMPLETE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or in behalf of the parties hereto.

         13.7. SECTION HEADINGS. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

        13.8. ASSIGNMENT BY SECURED PARTY. Subject to the terms of the Loan Agreement, the Secured Party may, from time to time, without notice to the Debtor, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the Collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or the Collateral shall have the right to enforce this Agreement by legal action or otherwise for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. The Secured Party shall have an unimpaired right to enforce this Agreement for its benefit with regard to that portion of the Obligations of the Debtor that the Secured Party has not sold, assigned, transferred or otherwise disposed of.

        13.9 WAIVER OF TRIAL BY JURY. THE DEBTOR, TO THE EXTENT THAT DEBTOR MAY LAWFULLY DO SO, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION THEREWITH.

        13.10 CONSENT TO JURISDICTION. The Debtor, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations under or with respect to this Security Agreement and Assignment, and expressly waives any and all objections it may have as to venue in any of such courts.

        IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the parties hereto as of the date first above written.

WITNESS:                               DEBTOR

                                       SHARED TECHNOLOGIES CELLULAR, INC.



\s\ Sean Hayes                         By:\s\ Vincent DiVincenzo
------------------------                  -------------------------------------
                                       Vincent DiVincenzo, Chief Financial
                                        Officer

                                       SECURED PARTY

                                       STATE STREET BANK AND
                                       TRUST COMPANY



\s\ Keisha Macklin                     By:\s\ Michael S. St. Jean
------------------------                  -------------------------------------
                                       Michael S. St. Jean, Vice President

                                  SCHEDULE 3.6

                                   TRADE NAMES


                     ACQUISITIONS (IDENTIFICATION OF SELLER)
                              WITHIN PRIOR 5 YEARS